                                                                 Exhibit (h)(29)

                     AMENDMENT NO. 1 TO THE CREDIT AGREEMENT


                  AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this "Amendment"), dated as of December 27, 2000, among THE GALAXY FUND, THE GALAXY VIP FUND, and GALAXY FUND II (each a "Fund" and, collectively, the "Funds") on behalf of the separate mutual fund portfolios listed, under the name of the Fund of which such portfolio is a portfolio, on Schedule I (as amended by this Amendment) to the hereinafter defined Credit Agreement (each such portfolio, including, without limitation, each New Borrower (as defined below), a "Borrower" and, collectively, the "Borrowers"), the bank party to the Credit Agreement on the date hereof and immediately before giving effect to this Amendment (the "Bank"), DEUTSCHE BANK SECURITIES INC., as Arranger and Syndication Agent, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (together with the Arranger and Syndication Agent, the "Agents"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :
                              - - - - - - - - - -


                  WHEREAS, the Funds on behalf of the respective Borrowers, the Bank and the Agents are parties to a Credit Agreement, dated as of December 29, 1999 (the "Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. Pursuant to Section 1.14 of the Credit Agreement, each of the parties hereto hereby consents to the inclusion of Florida Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Bond Fund, Growth Fund II and Pan Asia Fund as Additional Borrowers (each a "New Borrower" and, collectively, the "New Borrowers") under the Credit Agreement, and the execution and delivery of this Amendment by The Galaxy Fund shall be deemed to be the execution and delivery of a counterpart to the Credit Agreement on behalf of such New Borrowers.

                  2. In accordance with Section 1.14 of the Credit Agreement, The Galaxy Fund shall deliver to each of the Bank and the Administrative Agent, (a) on the First Amendment Effective Date (as hereinafter defined), a certification by an authorized officer of such Fund that (i) the representations, warranties and agreements of the Borrowers contained in Section 6 of the Credit Agreement are true and correct as if made on the date of such certification and on the date when each New Borrower becomes a Borrower under the Credit Agreement and (ii) no Default or Event of Default has occurred and is continuing or will occur as a result of the New Borrowers becoming Borrowers under the Credit Agreement and (b) on or before the First Amendment Effective Date, true and correct copies of the most recent audited and unaudited financial statements of each New Borrower. In addition, each New Borrower shall deliver to the Administrative Agent certified copies of documents relating to such New Borrower of the type referred to in Section 4.05 of the Credit Agreement.

                  3. In accordance with Section 1.14 of the Credit Agreement, on and as of the First Amendment Effective Date, each New Borrower shall become a "Borrower" under, and for all purposes of, the Credit Agreement and the other Credit Documents.

                  4. Each New Borrower agrees to deliver to the Bank, promptly following the First Amendment Effective Date, a Form U-1 certificate in the form of Exhibit E to the Credit Agreement, which certificate shall be dated the date hereof.

                  5. On the First Amendment Effective Date, the definition of "Expiry Date" in Section 10.01 of the Credit Agreement shall be amended by deleting the text "December 27, 2000" and inserting in lieu thereof the text "March 27, 2001,".

                  6. On the First Amendment Effective Date, the definition of "Notice Office" in Section 10.01 of the Credit Agreement shall be amended by deleting the text "Lynn Sweeney" and inserting in lieu thereof the text "Thomas Balacki".

                  7. On the First Amendment Effective Date, the definition of "Payment Office" in Section 10.01 of the Credit Agreement shall be amended by deleting the text "Lynn Sweeney" and inserting in lieu thereof the text "Thomas Balacki".

                  8. On the First Amendment Effective Date, the Credit Agreement shall be amended by deleting Schedule I thereto in its entirety and replacing it with Exhibit A attached hereto.

                  9. In order to induce the Bank and the Agents to enter into this Amendment, each of the Borrowers hereby represents and warrants that
(a) no Default or Event of Default exists or will exist as of the date hereof and after giving effect to this Amendment and (b) as of the date hereof, after giving effect to this Amendment, all representations, warranties and agreements of the Borrowers contained in the Credit Agreement will be true and correct in all material respects.

                  10. This Amendment is limited precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Credit Agreement, any other Credit Document or any of the instruments or agreements referred to therein, or prejudice any right or rights that the Bank, the Agents or any of them may now have or may have in the future under or in connection with the Credit Agreement, any other Credit Document or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of the Credit Agreement shall continue in full force and effect. On and after the First Amendment Effective Date, whenever the Credit Agreement is referred to in the Credit Agreement, any other Credit Document or any of the instruments, agreements or other documents executed and delivered in connection therewith, it shall be deemed to be a reference to the Credit Agreement as amended hereby.

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                  11.     This Amendment may be executed in any number of
counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Agents.

                  12. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

                  13. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the Borrowers, the Agents, and the Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent.

                                     * * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered on its behalf of as of the date first above written.


                                   THE GALAXY FUND, on behalf of the
                                      Borrowers listed on Schedule I-A
                                      as amended



                                   By /s/ William Greilich
                                     ------------------------------------------
                                      Name:  William Greilich
                                      Title:  Vice President


                                   THE GALAXY VIP FUND, on behalf of
                                      the Borrowers listed on Schedule I-B
                                      as amended



                                   By /s/ William Greilich
                                     ------------------------------------------
                                      Name:  William Greilich
                                      Title:  Vice President


                                   GALAXY FUND II, on behalf of the
                                      Borrowers listed on Schedule I-C
                                      as amended



                                   By /s/ William Greilich
                                     ------------------------------------------
                                      Name:  William Greilich
                                      Title:  Vice President

                                   DEUTSCHE BANK AG, NEW YORK
                                      BRANCH, as Administrative Agent


                                   By /s/ Clinton M. Johnson
                                     ---------------------------------
                                      Name:  Clinton M. Johnson
                                      Title:  Managing Director


                                   By /s/ John S. McGill
                                     ------------------------------------------
                                      Name:  John S. McGill
                                      Title:  Director


                                   DEUTSCHE BANK SECURITIES INC.
                                      as Arranger and Syndication Agent


                                   By /s/ Clinton M. Johnson
                                     ---------------------------------
                                      Name:  Clinton M. Johnson
                                      Title:  Managing Director


                                   By /s/ John S. McGill
                                     ------------------------------------------
                                      Name:  John S. McGill
                                      Title:  Director


                                   DEUTSCHE BANK AG, NEW YORK
                                      BRANCH


                                   By /s/ Clinton M. Johnson
                                     ---------------------------------
                                      Name:  Clinton M. Johnson
                                      Title:  Managing Director


                                   By /s/ John S. McGill
                                     ------------------------------------------
                                      Name:  John S. McGill
                                      Title:  Director

                                                                       EXHIBIT A

                                   SCHEDULE I


BORROWERS

I-A.     THE GALAXY FUND

         Asset Allocation Fund
         Equity Value Fund
         Equity Income Fund
         Equity Growth Fund
         International Equity Fund
         Small Company Equity Fund
         Growth and Income Fund
         Small Cap Value Fund
         Strategic Equity Fund
         Intermediate Government Income Fund
         High Quality Bond Fund
         Short-Term Bond Fund
         Corporate Bond Fund
         Tax-Exempt Bond Fund
         New York Municipal Bond Fund
         Connecticut Municipal Bond Fund
         Massachusetts Municipal Bond Fund
         Rhode Island Municipal Bond Fund
         New Jersey Municipal Bond Fund
         Florida Municipal Bond Fund
         Intermediate Tax-Exempt Bond Fund
         Connecticut Intermediate Municipal Bond Fund
         Massachusetts Intermediate Bond Fund
         Growth Fund II
         Pan Asia Fund


I-B.     THE GALAXY VIP FUND

         Asset Allocation Fund
         Equity Fund
         Growth and Income Fund
         High Quality Bond Fund
         Small Company Growth Fund
         Columbia Real Estate Equity Fund II
         Columbia High Yield Fund II


                                      A-1

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                                                                       Exhibit A
                                                                      Schedule 1
                                                                          Page 2


I-C.     GALAXY FUND II

         Small Company Index Fund
         Large Company Index Fund
         Utility Index Fund
         U.S. Treasury Index Fund
         Municipal Bond Fund


                                      A-2